Exhibit 99.1

PRESS RELEASE	CONTACT:
For Immediate Release	Nicole Ruiz
(949) 833-8252 ext. 149
n.ruiz@tnpre.com

TNP Strategic Retail Trust Board of Directors

Announces Estimated Share Value of $10.60

IRVINE, Calif., (November 13, 2012) – TNP Strategic Retail Trust, Inc. (the “Company”), is a public non-traded REIT that invests in grocery and drug-store anchored, multi-tenant necessity retail properties and other real estate-related assets. On November 9, 2012, the Company’s Board of Directors determined an estimated value per share of the Company’s common stock of $10.60 as of November 9, 2012, an increase from $10.40 as of June 30, 2012.

About TNP Strategic Retail Trust, Inc.

TNP Strategic Retail Trust, Inc. is a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multi-tenant necessity retail properties, located primarily in the Western United States, and real estate related assets, including investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. TNP Strategic Retail Trust has acquired 21 shopping centers in 14 states containing approximately 2.2 million square feet at an overall purchase price of more than $290 million since November 2009. For more information regarding TNP Strategic Retail Trust, please visit www.tnpsrt.com.

About TNP

TNP is a real estate advisory company, specializing in the creation and management of real estate investment funds. TNP uses a variety of investment structures to fit the needs of its investors, which are designed for retail and high net worth individual investors. TNP is also involved heavily in both third-party property and asset management and receivership services, a key element in any successful commercial real estate investment in today’s lender-driven marketplace.

Headquartered in Irvine, California, TNP was founded in April 2008 and has six regional offices. As of November 13, 2012, TNP manages a portfolio of 144 commercial properties, in 30 states, totaling approximately 17.4 million square feet, on behalf of over 5,600 investor/owners with an overall purchase value of $2 billion. For more information regarding TNP, please visit www.tnpre.com.

Forward-looking statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: an inability to identify appropriate options and funding for development of vacant parcels; volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions; and the performance of real estate assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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TNP

1900 Main Street, Suite 700  •  Irvine, CA 92614  •  T: (949) 833-8252 F: (949) 252-0212

www.tnpre.com